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                                OPTION AGREEMENT

         Agreement made this 25th day of January 1999 among and between Franklin
S. Felber, having an address at 13472 Calle Colina, Poway, CA 92064 ("Felber"), Jyra Research Inc., having an address at Hamilton House, 111 Marlowes, Hemel Hempstead HP1 1BB, England ("Jyra"), and, as to paragraphs (2), (3) and (5) only, Path 1 Network Technologies Inc., having an address at Suite 230, 9339 Genesee Avenue, San Diego, CA 92121 ("Path 1").

         WHEREAS, Felber desires to sell a portion of shares of Path 1 beneficially owned by him ("Shares") and

         WHEREAS Felber is willing to grant Jyra an option to purchase said Shares, and

         WHEREAS Jyra desires to acquire an option to purchase said Shares from Felber,

         The Parties hereby understand and agree as follows:

         (1) Felber hereby grants Jyra an irrevocable option to purchase up to a total of 255,640 Shares as follows:

                  (a) 30,000 Shares may be purchased by Jyra during the period from February 1, 1999 to February 28, 1999 at a price of $4.00 per Share; and

                  (b) up to 225,640 Shares may be purchased by Jyra from time to time up to and including the date which is the EARLIER of (a) fifteen days after the date upon which Path 1 receives a minimum of $2,000,000 from investors in its current equity offering, or (b) July 31, 1999, as follows:

                           (i) if the Shares are purchased on or before April 30, 1999, the purchase price per Share is $3.50; and

                           (ii) If the Shares are purchased between May 1, 1999 and July 31, 1999, the purchase price per Share is $4.00.

         (2) (a) In the event that Jyra does not exercise the option to purchase all 30,000 Shares from Felber in accordance with paragraph 1(a), the option to purchase up to 225,640 Shares from Felber set forth in paragraph 1(b) shall be void and, in such event, Felber shall have the right to sell all or a portion of the 255,640 Shares (which are subject to the option set forth in paragraphs 1(a) and 1(b)) in accordance with Rule 144.

                  (b) Path 1 hereby agrees that Felber is not an affiliate of Path 1, accepts Felber's representations in "Seller's Representation Letter dated January 25, 1999 (Exhibit 1 A hereto), and agrees to cooperate in Felber's proposed sales of Shares as per "Form 144 dated January 25, 1999" (Exhibit 1 B hereto) in the event that Jyra does not exercise the option to purchase all 30,000 Shares from Felber in accordance with paragraph 1(a). Path 1 has made its own independent

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                  determination that, as of January 25, 1999, Felber has
                  satisfied all the conditions in Seller's Representation Letter dated January 25, 1999, and that, as of January 25, 1999, Path 1 would approve Felber's sale of Shares pursuant to Rule 144. Path 1 hereby agrees that it will take no steps to change the status of Felber so that future sales of Shares pursuant to Rule 144 remain available and approved.

         (3) In the event Jyra purchases some but not all of the Shares subject to the option in accordance with paragraph 1(b), Felber shall have the right to sell the balance of any such Shares not purchased by Jyra in accordance with Rule 144.

         (4) Payment for the Shares shall be made in U.S. funds by bank or certified check or by wire transfer, in no event later than
                  (a) February 28, 1999 with respect to sales under paragraph 1(a), (b) April 30, 1999 with respect to sales under paragraph 1(b)(i), and (c) July 31, 1999 with respect to sales under paragraph 1(b)(ii).

         (5) This represents the entire Option Agreement between the parties, superseding all prior agreements, and may only be modified in writing signed by the parties.

Jyra Research Inc.


By   /s/ Roderick Adams                                 /s/ Franklin S. Felber
  ---------------------                               ------------------------
    Roderick Adams                                    Franklin S. Felber
    Director


Path 1 Network Technologies Inc.
    As to paragraphs (2), (3) and (5) only


By   /s/ Michael Berns
  --------------------
    Michael Berns
    Director

By   /s/ James Berns
  ------------------
    James Berns
    Secretary & General Counsel